COMMERCIAL CAPITAL BANCORP, INC.

TIMCOR

TIMCOR EXCHANGE CORPORATION

February 7, 2005

Forward Looking Statements

This presentation contains forward-looking statements regarding
Commercial Capital Bancorp’s (“CCBI”) acquisition of TIMCOR Exchange
Corporation (“TIMCOR”).  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: the acquisition cannot be consummated by year end as contemplated; revenues following the acquisition are lower than expected; competitive pressure among depository institutions increases significantly; costs or difficulties related to the integration of the businesses of CCBI and TIMCOR are greater than expected; changes in the interest rate environment reduce interest margins;
general economic conditions, either nationally or in the markets in which
CCBI will be doing business, are less favorable than expected; or legislation or changes in regulatory requirements adversely affect the businesses in which CCBI or TIMCOR are engaged.

Strategically Compelling

Leading statewide income property lender

Third largest originator of multi-family loans in
CA(1)

Fastest growing savings institution in CA, 6th
largest in California, 26th largest in US (2,3)

Amongst the most efficient operations in the
industry

Approximately 60% of income property
transactions are purchase transactions

Majority of purchase transactions are 1031
exchanges

Business/relationship banking focuses on
income property real estate investors,
property management companies, title and
escrow companies, 1031 exchange
accommodators – businesses touched in
process of making loans.

Leading accommodator of §1031 tax-
deferred exchanges

Providing service for over 25 years

Majority of transactions and clients are So.
California based

29% compounded annual growth in
transactions since ’95

Approximately $500 per transaction, $250
each way in non-interest fee income
generation

Over 7,000 transactions completed in 2004

Approximately $400 million in exchange
balances held at 1/31/05

Exchange balance deposit cost of
approximately 1.0%

CCBI

TIMCOR

(1)

12 months ended 9/30/04 (Dataquick Info. Sys.)

(2)

36 months ended 9/30/04 (www.fdic.com)

(3)

SNL Financial, SNL Datasource

Summary of Proposed Transaction

TIMCOR will operate under its current management
team as a subsidiary of CCBI

Management:

Completed

Due Diligence:

None required

Approvals:

February 2005

Anticipated closing:

100% stock with 50% received at close, remaining 50%
received one year after close (Subject to tax reform-
driven “clawback” provisions under specified
circumstances)

Structure:

6.7x trailing 12 months earnings
7.4% exchange balance deposit premium at 01/31/05

Valuation multiples:

Approximately $29.4mm all stock (number of shares
determined at closing based on ten day average closing
price of CCBI stock prior to close)

Purchase Price:

Timcor Earnings Contribution Assumptions

Increase in net interest income due to:

Reduction in FHLB balances and associated interest expense cost

Reduction in cost of funds on existing deposits with CCBI

SFR loans spread income

Increase in noninterest income based on actual results for 12 months ended 12/31/04

Fees charged per transaction

G&A expenses based on actual results for 12 months ended 12/31/04, net of $400k estimated cost saves

Marginal tax rate of 42%

CCBI shares to be issued based on estimated purchase price of $29.4mm and estimated average share price of $20.44 (10 day average to 2/4/05)

CCBI shares included in incremental diluted EPS calculation excludes shares which are subject to certain specified contingencies and may not be delivered under certain circumstances

Proforma diluted shares based on actual Q4 2004 of 56.9mm plus diluted shares generated by transaction

Assumes a February 2005 close

Acquisition Benefits

Immediately accretive to CCBI earnings per share assuming

no revenue enhancements   (numbers in millions, except EPS and number of shares)

2005

2006

10 months only

Projected increase in net interest income

$6.5

$7.8

Projected increase in non-interest income

3.3

3.9

G&A expenses assuming ≈ 7% cost saves

(5.0)

(6.0)

Contribution to pre-tax income

$4.8

$5.8

Contribution to net income assuming 42% marginal tax rate

$2.8

$3.3

Estimated incremental CCBI shares ( ’000’s) for diluted EPS

914

1,408

EPS on incremental shares

$3.07

$2.37

Estimated contribution to CCBI EPS on proforma diluted shares

$0.05

$0.06

Acquisition Benefits

TIMCOR provides CCBI with:

Initially, approximately $330mm in transaction account Bank deposits, both MMDA &
DDA at approximately 1.0% cost to the Company

Increase deposits with CCBI to approximately $300mm at signing of definitive

Majority of remaining balances deposited at CCBI within five days of signing

Anticipated to grow in near term

Approximately $3.9mm in recurring non-interest fee income (12 months ended
12/31/04)

Vertical integration providing financing opportunities and low cost core business and relationship-driven deposits for the Bank

Improved Bank Ratios – Exchange balances deposited at Bank will pay down borrowings

Loan to deposit ratio

Transaction deposit accounts to total deposits

Lower cost of deposits and funds

Improved asset/liability management position

TIMCOR subsidiary retained earnings creates cash flow dividend opportunity for holding company for debt service, dividend or capital

Acquisition Benefits

CCBI provides TIMCOR with:

Bank borrower and other relationship client referrals provide greater number of potential exchange transactions to Timcor

Public company / Capital market access

Significantly greater capital base

Greater visibility & marketing opportunities

Northern California expansion leveraging off of CCBI’s presence

Timcor Overview

TIMCOR Exchange Corporation, founded in 1977 and based in Los
Angeles, is a leading accommodator of Section 1031 tax deferred exchanges in the United States.

TIMCOR has completed over 33,600 exchanges since 1990.

For the twelve months ended December 31, 2004, Timcor had net income of $4.4mm.

TIMCOR generates revenue from fees charged to clients and from interest earned while holding client funds.

At January 31, 2005 TIMCOR held approximately $400mm of client funds.

Throughout the 1031 exchange process, TIMCOR provides limited guidance and research to the client, structures the exchange, drafts the documentation, and coordinates with the escrow officer.

TIMCOR does not provide tax or legal counsel.

Transactions Per Year
29% CAGR(1)
8,000
6,000
4,000
2,000
-
729
807
1,019
1,506
2,294
2,704
3,073
4,690
5,879
7,124
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004

Transaction Volume Growing

1) CAGR – Compound Annual Growth Rate: 1995 to 2004

February 7, 2005